EXHIBIT 10.46
CONFIDENTIAL

March 29, 2012

Alkermes Pharma Ireland Limited
Connaught House
1 Burlington Road
Dublin 4, Ireland
Attn:  Kathryn L. Biberstein, Secretary

Re:  Amendment No. 2 to the Agreements

Dear Ms. Biberstein:

Acorda Therapeutics, Inc. (“Acorda”) and Alkermes Pharma Ireland Limited (“Alkermes”) have agreed to enter into this Amendment No. 2 to the Agreements (as defined below) to amend the currency conversion calculations under the Agreements (the “Currency Conversion Amendment”).

Background:

Acorda and Elan Corporation, plc. (“Elan”) were parties to (i) an Amended and Restated License Agreement, dated September 26, 2003, as amended (the “License Agreement), and (ii) a Supply Agreement, dated September 26, 2003, as amended (the “Supply Agreement” and, collectively, the “Agreements”).  Pursuant to an assignment of the Agreements, Alkermes became the successor in interest to all of Elan’s rights and obligations under the Agreements.

Capitalized terms used in this Currency Conversion Amendment shall have the meaning set forth in the License Agreement or the Supply Agreement (as applicable) unless otherwise defined herein.

Agreement:  In consideration of the premises and the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Currency Conversion.  With respect to sales of Product made by Acorda or its Designee on or after January 1, 2012, the first sentence of Article 5.9.2 of the License Agreement is hereby deleted in its entirety and replaced with two new sentences which shall read as follows:

“With respect to sales of Product made in a currency other than in United States Dollars, sales shall first be calculated in the foreign currency and then shall be converted into United States Dollars at the rate of exchange between the currency of the country or jurisdiction in which the Product was sold and United States Dollars, which rate of exchange shall be the average monthly rate of exchange for such currency calculated by utilizing the daily foreign exchange rates therefor from Bloomberg, beginning one Business Day prior to the beginning of the applicable month, and ending two Business Days before the end of the applicable month, in accordance with GAAP, fairly applied and as employed on a consistent basis throughout Acorda’s or its Designee’s operations, as applicable.  As used in the previous sentence,

“Business Day” means a day other than Saturday or Sunday on which the banks in New York, New York and Boston, Massachusetts are open for business.”

Pursuant to Clause 10 of the Supply Agreement, such revised Article 5.9.2 of the License Agreement is incorporated by reference into the Supply Agreement as if restated in its entirety therein.

2. No Other Amendments.  Except as expressly set out in this Currency Conversion Amendment, all terms and conditions of the Agreements remain unchanged and continue to be in full force and effect.

3. Counterparts and Facsimile Signatures.  This Currency Conversion Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

4. Modification.  This Currency Conversion Amendment may not be modified unless such modification is made in writing, references this Currency Conversion Amendment and is signed by the Parties by their respective officers thereunto duly authorized.

5. Governing Law.  This Currency Conversion Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

6. Severability.  If, under applicable law, any provision of this Currency Conversion Amendment is determined to be invalid or unenforceable (“Severed Clause”), the Parties mutually agree that this Currency Conversion Amendment shall endure except for the Severed Clause.  The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision that shall be a reasonable substitute for such Severed Clause in light of the intent of this Currency Conversion Amendment.

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By its signature below, Acorda acknowledges its agreement with the provisions of this Currency Conversion Amendment.  Please sign below to acknowledge your agreement with the provisions of this Currency Conversion Amendment and return a copy to my attention.

Sincerely,
Acorda Therapeutics, Inc.

/s/ Ron Cohen, M.D.
Ron Cohen, M.D.
President & CEO

Acknowledged and Agreed on behalf of Alkermes Pharma Ireland Limited

/s/ Shane Cooke
Name:  Shane Cooke
Title:  President

cc: Jane Wasman, Chief, Strategic Development and General Counsel, Acorda